UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held May 17, 2011, the following matters were submitted to a vote of security holders with the indicated number of votes being cast for, against or withheld, and with the indicated number of abstentions:

1.	To re-elect eleven members of the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

	Number of Votes
	For	Withheld	Non-Vote

Russell A. Colombo	2,888,854	703,129	931,904

Thomas M. Foster	3,567,374	24,609	931,904

Robert Heller	3,479,884	112,099	931,904

Norma J. Howard	3,567,804	24,179	931,904

Stuart D. Lum	3,536,082	55,901	931,904

Joseph D. Martino	3,494,248	97,735	931,904

William H. McDevitt, Jr.	3,551,196	40,787	931,904

Joel Sklar, MD	3,258,993	332,990	931,904

Brian M. Sobel	3,568,174	23,809	931,904

J. Dietrich Stroeh	3,567,414	24,569	931,904

Jan I. Yanehiro	3,357,045	234,938	931,904

2.	To approve the advisory vote on executive compensation.

For	Against	Abstain	Non-Vote

3,291,346	74,931	225,705	931,904

3.	To approve the advisory vote on the frequency of holding the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Non-vote

1,738,167	90,454	1,696,021	44,330	954,914

4.	To ratify the selection of Moss Adams LLP, independent auditors, to perform audit services for the year 2011.

For	Against	Abstain	Non-Vote

4,402,871	10,287	10,728	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2011	BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President and Chief Financial Officer